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                                                                      EXHIBIT 23

                    LEWIS GALOOB TOYS, INC. AND SUBSIDIARIES

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectuses constituting part of this Registration Statement on Form S-8 (No. 33-9393 and No. 33-56004) and Form S-3 (No. 33-33640) of Lewis Galoob Toys, Inc. and its subsidiaries of our report dated February 8, 1996, except for Note R, which is as of February 12, 1996, appearing on page F-1 of this Form 10-K.




San Francisco, California
March 11, 1996